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                                                                    Exhibit 10.1

                           SUPPLEMENTARY PENSION PLAN
                                       OF
                        AIR PRODUCTS AND CHEMICALS, INC.
                         AMENDED AND RESTATED EFFECTIVE
                                AS OF MAY 1, 2003

         WHEREAS, Air Products and Chemicals, Inc. did, effective October 1, 1978, establish a Supplementary Retirement Plan for those of its employees eligible to participate therein, which Plan was thereafter amended from time to time, and was amended, restated and renamed the Supplementary Pension Plan of Air Products and Chemicals, Inc. as of October 1, 1988, and was thereafter amended, inter alia, as of 20 September 1995, 1 October 1995, 1 January 1996, 16 September 1999 and 20 September 2000; and

         WHEREAS, Air Products and Chemicals, Inc. now wishes to make certain revisions in the Plan and to restate said Plan in its entirety;

         NOW, THEREFORE, the Supplementary Pension Plan of Air Products and Chemicals, Inc. is hereby amended and restated in its entirety as follows effective as of 1 May 2003 and the said Supplementary Pension Plan, as so revised and restated, shall apply only to an Employee whose Separation from Service occurs on or after 1 May 2003, except as otherwise provided. The rights and benefits, if any, of a former employee shall be determined in accordance with the provisions of the Plan in effect on the date his Separation from Service occurred.
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                                    ARTICLE 1
                               PURPOSE OF THE PLAN

         SECTION 1.1 This Plan is established to provide supplementary retirement income benefits to a certain select group of management or highly compensated persons in the employ of Air Products and Chemicals, Inc. and participating subsidiaries. It thereby supplements the benefits payable to such persons under the Air Products and Chemicals, Inc. Pension Plan for Salaried Employees.

                                    ARTICLE 2
                                   DEFINITIONS

         SECTION 2.1 As used herein, the following terms shall have the following meanings, unless the context clearly indicates otherwise.

         "ACCRUED BENEFIT" shall mean, in the case of an Employee, a monthly retirement benefit for the life of the Employee that such Employee would receive, commencing at his Normal Retirement Date, in an amount determined under
Section 3.2 hereof based on his Credited Service, Average Compensation and benefit payable under the Salaried Pension Plan as of the date such Accrued Benefit is being determined.

         "ANNUAL INCENTIVE PLAN" shall mean the Air Products and Chemicals, Inc. 1997 Annual Incentive Plan adopted by the Company's stockholders, as it may be amended from time to time.

         "AVERAGE COMPENSATION" shall have the meaning set forth in Section 3.3 hereof."BOARD" shall mean the board of directors of the Company or the Management

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Development and Compensation Committee of the board of directors of the Company or another committee thereof duly appointed by such Board to exercise and carry out the authority and responsibilities of the Board under the Plan.

         "CHANGE IN CONTROL" shall mean the first to occur of any one of the events described below:

                  (i) Stock Acquisition. Any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act"), other than the Company or a corporation whose outstanding stock entitled to vote is owned in the majority, directly or indirectly, by the Company, or a trustee of an employee benefit plan sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the date securities are first purchased by a tender or exchange offeror, the date on which the Company first learns of acquisition of 20% of such securities, or the later of the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by a majority of the Company's shareholders, as the case may be.

                  (ii) Change in Board. During any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a

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Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fail to be elected by the shareholders of the Company.

                  (iii) Other Events. Any other event or series of events which, not withstanding any other provision of this definition, is determined, by a majority of the outside members of the Board serving in office at the time such event or events occur, to constitute a change in control of the Company for purposes of this Plan. Such a Change in Control shall be deemed to have occurred on the date of such determination or on such other date as such majority of outside members of the Board shall specify.

         "COMMITTEE" shall mean the Committee designated to administer the Plan in accordance with the provisions of Article 4 hereof.

         "COMPANY" shall mean Air Products and Chemicals, Inc. and any successor thereto by merger, purchase or otherwise.

         "COMPENSATION" shall have the meaning set forth in Section 3.3 hereof.

         "EFFECTIVE DATE" shall mean, as to the Company, October 1, 1978 and, as to any other Employer, the date on which employees of such Employer become eligible to participate in the Salaried Pension Plan.

         "EMPLOYEE" shall mean any person who is employed by an Employer on a regular salaried basis on or after the Effective Date of the Plan applicable to such Employer, who participates or participated in the Salaried Pension Plan as an "Employee" as defined therein, and who has been granted Incentive Compensation by an Employer for and in respect of any fiscal year of the Company or part thereof during such person's most recent ten (10) years of Credited Service or portion thereof.

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         "EMPLOYER" shall mean the Company and/or any Participating Employer either collectively or separately as the context requires.

         "INCENTIVE COMPENSATION" shall mean a bonus award of stock and/or cash paid on a current basis by an Employer pursuant to the Annual Incentive Plan upon or following the conclusion of the Company's fiscal year to which such award relates and/or a bonus award of stock and/or cash, the payment of which was deferred under the terms of the Annual Incentive Plan.

         "PARTICIPATING EMPLOYER" shall mean each Affiliated Company, some or all of whose employees are participating in the Salaried Pension Plan as "Employees" as defined therein, and have also received awards under the Annual Incentive Plan.

         "PLAN" shall mean the "Supplementary Pension Plan of Air Products and Chemicals, Inc." as set forth herein and as amended from time to time.

         "PLAN ADMINISTRATOR" shall mean the Company's Director of Compensation and Benefits.

         "PLAN YEAR" shall mean the annual period beginning on October 1 and ending on September 30. A Plan Year shall be designated according to the calendar year in which such Plan Year ends.

         "SALARIED PENSION PLAN" shall mean the "Air Products and Chemicals, Inc. Pension Plan for Salaried Employees" effective January 1, 1957 and as heretofore and hereafter amended from time to time.

         SECTION 2.2 As used herein, the terms "Credited Service", "ERISA", "Employee", "Retire", "Retired", or "Retirement" and "Separate", "Separated" or "Separation from Service", and, except as specifically provided in this Article, all other capitalized terms, shall have the

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same meanings as provided for in the Salaried Pension Plan, unless the context clearly indicates otherwise.

         SECTION 2.3 The masculine pronoun whenever used herein shall include the feminine.

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                                    ARTICLE 3
                                    BENEFITS

         SECTION 3.1 ELIGIBILITY AND VESTING. An Employee shall be entitled to receive benefits under this Plan if such person shall be entitled to receive a benefit under the Salaried Pension Plan. Benefits under this Plan shall be calculated in accordance with Section 3.2 hereof and shall be subject to the limitations herein provided.

         SECTION 3.2 AMOUNT OF BENEFITS. The amount of the benefit to be paid to an Employee or any other person entitled to receive a benefit hereunder shall be equal to the amount of the benefit such person would have received under the Salaried Pension Plan (without regard to the limitations under Sections 401(a)(17), and 415 of the Internal Revenue Code) if such benefit were calculated using Average Compensation calculated pursuant to Section 3.3 hereof, and then reduced by the amount of the actual benefit payable to such person under the Salaried Pension Plan. The normal form of benefit under Section 4.1 of the Salaried Pension Plan shall be employed as the basis for making computations under this Section 3.2 in order to insure the attaining for such purpose of equivalency between the various forms of benefits provided by the Salaried Pension Plan and this Plan, regardless of whether an optional form of benefit has been selected under Article V of the Salaried Pension Plan and/or under
Section 3.6 of this Plan.

         SECTION 3.3 EMPLOYEE COMPENSATION. For purposes of computing an Employee's benefit in accordance with Section 3.2 hereof, the Employee's Average Compensation shall be the monthly average of the Compensation of the Employee for the 36 consecutive months (or total consecutive months if he or she was employed by an Employer for less than 36 months) in which his Compensation was the highest during the 120 months nearest preceding his Separation from Service (or total period of employment if he or she was employed by an Employer less than

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120 months). For this purpose, an Employee's Compensation for any period shall be equal to the sum of his "Compensation" for such period as defined in Article I of the Salaried Pension Plan, provided that no limitation based on Code
Section 401(a)(17) shall apply, plus one hundred percent (100%) of the Employee's Incentive Compensation allocated to such period in accordance with
Section 3.4 hereof and one hundred percent (100%) of the amount of annual salary deferred by the Employee under the Air Products and Chemicals, Inc. Supplementary Savings Plan, which amount, but for such deferral election, would have been received by the Employee as annual salary during such period.

         SECTION 3.4 ALLOCATION OF INCENTIVE COMPENSATION. For the purpose of computing the Employee's Compensation in accordance with Section 3.3 hereof, all Incentive Compensation shall be allocated to the period for which the Incentive Compensation was awarded to the Employee by the Employer, notwithstanding actual distribution of the Incentive Compensation at a later time. The total dollar value of Incentive Compensation awards shall be allocated in equal amounts to each month of the period for which the award was made.

         SECTION 3.5 PAYMENT OF BENEFITS. Benefits shall be payable under the Plan under the same terms and conditions, and at such time or times, as a corresponding benefit is payable to the Employee or such other person entitled thereto under the Salaried Pension Plan; provided that, an Employee who Separates from Service prior to Retirement shall not be permitted to commence payment of benefits until attaining age fifty five (55) except as provided for small benefits in Section 3.8. Payment of benefits will commence only upon the Employee's proper application therefore, except for small benefits as described in Section 3.8(a). Benefits shall be paid in the Primary Form of Benefit as determined in Section 5.2 of the Salaried Pension Plan, unless the Employee shall elect to have an optional form of benefit in accordance with the provisions of

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Section 3.6 hereof. All payments of benefits shall be subject to Federal income and such other tax withholding as required by applicable law.

         SECTION 3.6 OPTIONAL FORMS OF RETIREMENT BENEFIT.

         (a) An Employee may elect prior to his Retirement to have distribution of any benefits otherwise payable in accordance with Section 3.5 hereof made in

                  (i) either the Primary Form of Benefit as determined in the manner set forth in Section 5.2 of the Salaried Pension Plan or any of the optional forms of such benefit set forth in such Section 5.2, in both cases substituting the benefit determined under Section 3.2 above for the benefit determined under Article IV of the Salaried Plan, and notwithstanding that a different form of benefit may be selected by such Employee for the distribution of benefits under the Salaried Pension Plan, or

                  (ii) a lump sum form of benefit described hereinafter in this Section 3.6.

         Except as otherwise provided in Section 3.6(b) as to the lump sum form of benefit, the same election of form of benefit procedures and terms and conditions as are in effect under the Salaried Pension Plan shall be in effect under the Plan including that, if the Employee is married on the Annuity Starting Date, the Primary Form of Benefit shall take the form of Option A as provided in Section 5.2 of the Salaried Pension Plan.

         (b) Subject to satisfaction of the procedures set forth below in this
Section 3.6(b), an Employee who so elects will have distribution of his benefit under the Plan made in the form of a

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single lump sum cash payment calculated by converting the benefit determined under Section 3.2 into a single cash payment, using the following assumptions:

                  (x) For distributions prior to 20 September 2000, the mortality assumptions to determine life expectancy shall be the mortality table or tables used by the actuary as the basis for preparing the annual actuarial valuation for the Salaried Pension Plan for the Plan Year immediately preceding the Employee's Retirement and, for distributions made on or after 20 September 2000, the mortality assumptions used for this purpose shall be determined from a unisex version of the 1994 Group Annuity Mortality Table; provided that, with respect to any Employee who had an accrued benefit in the Plan as of 20 September 2000, the single cash payment shall be the greater of the amount calculated using the pre-September 20, 2000 mortality assumptions or the post-September 20, 2000 mortality assumptions; and

                  (y) The discount rate used to determine the lump sum actuarial present value of the primary form of benefit shall be the yield for Aaa Municipal Bonds as published periodically by Moody's Investor Service, Inc. in Moody's Bond Survey, such rate to be based on the average yield of the three (3) months immediately preceding the ninety (90) day period prior to the Annuity Starting Date for the benefit.

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In case either of the above measures is no longer in use or available, the
Committee will select a comparable alternative. The lump sum form of benefit will be paid only if the following procedures are satisfied:

         1. ADVANCE NOTICE. Written requests for a lump sum form of benefit will be accepted not more than three hundred sixty-five (365) days and not less than thirty (30) days prior to the Employee's Retirement.

         2. EMPLOYEE STATEMENT. The Employee will be required to furnish a written statement that he forgoes any future ad hoc or other increases in benefits paid under the Plan.

         3. SPOUSAL CONSENT. The Employee will be required to furnish a written, notarized consent from his spouse.

         4. COMMITTEE APPROVAL. The Committee, through the Plan Administrator, will have sole discretion to approve or disapprove any election of a lump sum form of benefit, including the right to deny such an election if payment of the Employee's Plan benefit in such form would adversely affect the Company. Once an election of a lump sum form of benefit is approved or disapproved and the Employee Retires, the form of payment cannot be changed.

         5. FURTHER ADMINISTRATIVE PROCEDURES. The Plan Administrator shall from time to time adopt such additional procedures as he, in his discretion, shall determine to be necessary or appropriate for the proper administration of elections, approvals and payment of Plan benefits in lump sum form, including procedures as to the timing of payment thereof, taking into consideration when information as to the Employee's final Incentive Compensation for services rendered to the date of his Retirement is first available. Such procedures shall be binding on Employees and the Company for all purposes of the Plan.

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         SECTION 3.7 PRE-RETIREMENT SPOUSAL BENEFITS. If an Employee dies prior to the commencement of his or her benefit under Section 3.6, a pre-Retirement spousal benefit shall be payable to the Employee's surviving spouse, if any, under the same terms and conditions and at such time or times as a corresponding benefit is payable to the Employee's surviving spouse under Section 5.7 of the Salaried Pension Plan, and calculated in the same manner as provided in such
Section 5.7 except substituting the benefit determined under Section 3.2 above for the benefit determined under Article IV of the Salaried Pension Plan. The surviving spouse of the Employee may elect to have distribution of any such benefit made any time permitted under Section 5.7 of the Salaried Pension Plan, notwithstanding that a different time of benefit payment may be selected by such surviving spouse for the distribution of benefits under the Salaried Pension Plan. The same election of benefit procedures as are in effect under the Salaried Pension Plan shall be in effect under the Plan. For Annuity Starting Dates on or after 15 May 2002, the surviving spouse of an Employee who otherwise would have been eligible to elect a lump sum form of payment under Section 3.6 above, may also elect to have his or her pre-Retirement spousal benefit paid in the form of a single lump sum cash payment, calculated by converting the pre-Retirement spousal benefit to a single sum in accordance with Section 3.6(b) above.

         SECTION 3.8 SMALL BENEFIT PAYMENT PROCEDURES.

         (a) Notwithstanding Sections 3.5, 3.6 and 3.7 above, the payment of any Employee's monthly benefit hereunder having an aggregate actuarial present value of less than $5,000 at the time of the Employee's Separation from Service or at the time of the commencement of payment of such benefit hereunder, shall be made by payment of a single lump sum, in which case the lump sum amount so paid shall be the actuarial present value of the monthly benefit.

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         (b) If an Employee Separates from Service prior to his or her Early
Retirement Date and the aggregate actuarial present value of the Employee's monthly benefit hereunder is $10,000 or less, the Employee may elect upon such Separation from Service, within 90 days of receiving notice from the Plan Administrator of his or her election right, to receive a single lump sum payment of the actuarial present value of his or her Plan benefit in full settlement of his or her rights under the Plan.

         (c) For purposes of this Section 3.8, the same actuarial factors, assumptions and procedures as are employed under Section 5.1 of the Salaried Pension Plan shall be employed to calculate the actuarial present value of any benefit.

         SECTION 3.9 CHANGE IN CONTROL. Notwithstanding the above provisions of this Article 3, upon a Change in Control, an Employee shall have an immediate, nonforfeitable right to his or her Accrued Benefit under the Plan and, for a three-year period commencing on the date of the Change in Control, the Employee shall be entitled to elect an immediate lump sum payment of such amount or, if greater, the amount of the Employee's vested Accrued Benefit on the date of the election. If an Employee elects a lump sum distribution pursuant to this Section 3.9, it shall not affect his or her continued eligibility under the Plan; however, his or her Accrued Benefit under the Plan shall be reduced by the amount paid out.

                                   ARTICLE 3A
                          SPECIAL SUPPLEMENTAL BENEFITS

         Notwithstanding any provision of the Plan to the contrary, certain employees of the Employer who have not been granted Incentive Compensation shall be entitled to receive a special supplemental benefit under the Plan in accordance with the following provisions:

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                  (a) Any Participant in the Salaried Pension Plan who is not an
Employee at the time of his or her Separation from Service, and who:

                           (i) Would be described in Section 3.2(b) of the Salaried Plan text except that such Participant was a Highly Compensated Employee at the time of his or her Separation from Service; or

                           (ii) Would be described in Section 3.2(c) of the Salaried Plan text except that such Participant was a Highly Compensated Employee Separated from Service after 1 January 2001 and notified of such Separation from Service prior to 1 July 2002 shall be entitled to a benefit under this Plan as follows:

                  (b) The amount of the benefit shall be the difference between the monthly retirement benefit the Participant receives under Section 3.4 of the Salaried Pension Plan and the benefit the Participant would have received under
Section 3.2 of the Salaried Pension Plan had he or she Separated from Service on or after his or her Early Retirement Date.

                  (c) Such a Participant shall be treated as an Employee for purposes of this Plan except for purposes of Sections 3.1-3.4; provided that such a Participant whose Separation from Service occurred prior to 1 January 2000 shall not be treated as an Employee for purposes of Subsections 3.6(a)(ii) or 3.6(b).

                                    ARTICLE 4
                                 ADMINISTRATION

         SECTION 4.1 PLAN ADMINISTRATION AND INTERPRETATION. The Plan shall be administered by the Committee which shall be composed of the same persons designated by the

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Board to administer the Salaried Pension Plan. The Committee shall have full power and authority to administer the Plan and interpret the Plan in a manner which is as consistent with the interpretations of similar provisions in the Salaried Pension Plan as the context reasonably permits. The Committee's powers shall include, by way of illustration and not limitation, the discretionary authority and power to construe and interpret the Plan provisions, decide all questions of eligibility for benefits, and determine the amount, time, and manner of payments of any benefits and to authorize the payment of benefits hereunder, to the extent such powers have not been given to the Plan Administrator pursuant to Section 4.2 below or otherwise. The Committee may appoint one or more individuals or committees to assist it in carrying out its duties and responsibilities under the Plan and may adopt rules and regulations for the administration of the Plan and alter, amend, or revoke any rules or regulations so adopted. The decisions of the Committee or its delegates shall be final and binding on the Company, the Employers, the Employees, and their beneficiaries.

         SECTION 4.2 CLAIM AND APPEAL PROCEDURE

                  (A) CLAIM PROCEDURE. In the event of a claim by an Employee or an Employee's beneficiary for or in respect of any benefit under the Plan or the method of payment thereof, such Employee or beneficiary shall present the reason for his claim in writing to the Plan Administrator. The Plan Administrator shall, within ninety (90) days after the receipt of such written claim, send written notification to the Employee or beneficiary as to its disposition, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event, however,

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shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

         In the event the claim is wholly or partially denied, the Plan Administrator's written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provisions on which the denial is based, provide an explanation of any additional material or information necessary for the Employee or beneficiary to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the Employee or beneficiary may appeal the denial of the claim. If the claim has not been granted and notice is not furnished within the time period specified in the preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with paragraph (b) below.

(B) APPEAL PROCEDURE. In the event an Employee or beneficiary wishes to appeal the denial of his claim, he may request a review of such denial by making written application to the Committee within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in paragraph (a) above). Such Employee or beneficiary (or his duly authorized representative) may, upon written request to the Committee, review documents which are pertinent to such claim, and submit in writing issues and comments in support of his position. Within sixty (60) days after receipt of the written appeal (unless an extension of time is necessary due to special circumstances or is agreed to by the parties, but in no event more than

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one hundred and twenty (120) days after such receipt), the Committee shall notify the Employee or beneficiary of its final decision. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The final decision shall be in writing and shall include: (i) specific reasons for the decision, written in a manner calculated to be understood by the claimant, and (ii) specific references to the pertinent Plan provisions on which the decision is based.

         (C) CHANGE IN CONTROL. Notwithstanding the above, upon a Change in Control, for the three-year period commencing on the date of the Change in Control, the Plan Administrator shall notify the Employee of the disposition of a claim under paragraph (a) above, and the Committee shall notify the Employeeof the decision on an appeal underparagraph (b) above, within ten (10) days of receipt of the claim or appeal, respectively.

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                                    ARTICLE 5

                                     FUNDING

         SECTION 5.1 BENEFITS UNFUNDED. The Plan shall be unfunded. Neither an Employer nor the Committee shall be required by the terms of the Plan to segregate any assets in connection with the Plan. Neither an Employer, the Board nor the Committee shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability to any person with respect to benefits payable under the Plan shall be only a claim against the general assets of the Employer. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Employer.

         SECTION 5.2 NON-QUALIFIED PLAN. The Plan will not be qualified under the Code and the Company and the Employers shall not be required to qualify the Plan.

         SECTION 5.3 ERISA. The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Employer which qualifies for the exclusion provided for in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. In the event that any regulatory body should determine that the Plan does not qualify for such exclusion, then the Company may retroactively revise the eligibility criteria under the Plan so that this Plan may qualify for the exclusion or take such other action as is deemed necessary, and the Company and the Employers shall have no liability to those individuals who had been eligible for benefits under the Plan prior to such revision or action except to the extent of the individual's Accrued Benefit as of the effective date of such action.

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                                    ARTICLE 6
                            AMENDMENT AND TERMINATION

         SECTION 6.1 AMENDMENT AND TERMINATION. While the Company intends to maintain this Plan in conjunction with the Salaried Pension Plan for so long as necessary or desirable, the Company reserves the right at any time to amend, suspend and/or terminate this Plan by action of the Board (or the Committee consistent with the Committee's authority therefore under the Salaried Pension Plan or delegations from the Board), in its sole discretion, for whatever reason it may deem appropriate; provided that, no such amendment, termination or suspension shall reduce the benefits payable to or accrued by an Employee as of the date of such amendment, suspension or termination, except as provided in
Section 5.3. If this Plan is terminated, no new benefits shall be accrued hereunder; and all benefits previously accrued shall be payable at such times as otherwise provided herein.

         SECTION 6.2 CONTRACTUAL OBLIGATIONS. Notwithstanding Section 6.1 hereof, each Employer hereby makes a contractual commitment to pay the benefits theretofore accrued in respect of each Employee of such Employer under the Plan to the extent it is financially capable of meeting such obligations from its general assets, and at such times as such benefits are payable under the terms hereof.

         SECTION 6.3 NO EMPLOYMENT RIGHTS. Nothing contained in the Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation on the right of an Employer to discharge any of its Employees, with or without cause. Specifically, no rights are created under the Plan with respect to continued employment. It is understood that each

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Employee is employed at the will of the respective Employer and the Employee and in accord with all statutory provisions.

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                                    ARTICLE 7
                               GENERAL PROVISIONS

         SECTION 7.1 NON-ALIENATION OF BENEFITS. Except as may be required by law, no benefit payable under the Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, pledge, encumbrance, or charge whether voluntary or involuntary, including in respect of liability of an Employee or his beneficiary for alimony or other payments for the support of a spouse, former spouse, child, or other dependent, prior to actually being received by the Employee or beneficiary under the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, garnish, pledge, encumber, or charge the same shall be void. No such benefits will in any manner be liable for or subject to the debts, liabilities, engagements, or torts of any Employee or other person entitled to receive the same and if such person is adjudicated bankrupt or attempts to anticipate, assign, or pledge any benefits, the Committee shall have the authority to cause the same or any part thereof then payable to be held or applied to or for the benefit of such Employee, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

         SECTION 7.2 MINOR OR INCOMPETENT. If the Committee determines that any Employee or beneficiary entitled to payments under the Plan is a minor or incompetent by reason of physical or mental disability, it may, in its sole discretion, cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this

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provision shall completely discharge the Company, the Employers, the Plan, the
Board, and the Committee from all further obligations with respect to benefits under the Plan.

         SECTION 7.3 PAYEE UNKNOWN. If the Committee has any doubt as to the proper beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, the Company, the Employers, and the Board from all further obligations with respect to that payment.

         SECTION 7.4 ILLEGAL OR INVALID PROVISION. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such illegal or invalid provision.

         SECTION 7.5 GOVERNING LAW AND HEADINGS. The provisions of the Plan shall be construed, administered, and governed in accordance with the laws of the Commonwealth of Pennsylvania, including its statute of limitation provisions, to the extent such laws are not preempted by ERISA or other applicable Federal law. Titles of Articles and Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

         SECTION 7.6 LIABILITY LIMITATION. No liability shall attach to or be incurred by any member of the Committee or any other officer or director of the Company or an Employer under or by reason of the terms, conditions, and provisions contained in the Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the receipt of benefits hereunder, such liability, if any, is expressly waived and released by the Employee and by any and all persons claiming under or through the Employee or any other person. Such waiver and release shall be conclusively evidenced by any act of participation in or the acceptance of benefits under the Plan.

         SECTION 7.7 NOTICES. Except as otherwise specified, any notice to the Committee, the Company, or an Employer which shall be or may be given under the Plan shall be in writing and shall be sent by registered or certified mail to the Plan Administrator. Notice to a Participant shall be sent to the address shown on the Company's or the Employer's records. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

         SECTION 7.8 ENTIRE AGREEMENT. Except as may be provided in an individual severance agreement between the Company or other Employer and a Participant, this Plan document shall constitute the entire agreement between the Company or other Employer and the Participant with respect to the benefits promised hereunder and no other agreements or representations with respect to such benefits, oral or otherwise, express or implied, shall be binding on the Company or other Employer.

         SECTION 7.9 BINDING EFFECT. All obligations for amounts not yet paid under the Plan shall survive any merger, consolidation, or sale of substantially all of the Company's or an Employer's assets to any entity, and be the liability of the successor to the merger or consolidation or purchaser of assets, unless otherwise agreed to in writing by the parties thereto.

         IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused the Plan to be adopted and approved by the execution of its duly authorized officers as of the ____ day of ___________________, 2003.


                                          AIR PRODUCTS AND CHEMICALS, INC.



                                          By:
                                               _________________________________
                                               Vice President - Human Resources

ATTEST:

______________________________________
           Assistant Secretary

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